                                  EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of SmartForce Public Limited Company for the registration of 100,000 Ordinary Shares and to the incorporation by reference therein of our report dated January 18, 2001, with respect to the consolidated financial statements and schedule of SmartForce Public Limited Company included in its Annual Report, as amended on Form 10-K/A, for the year ended December 31, 2001 as filed with the Securities and Exchange Commission.


Dublin, Ireland                             /s/ Ernst & Young
September 27, 2001                          ------------------------------------
                                            Ernst & Young



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